                                                                    Exhibit 10.7

STRICTLY PRIVATE AND CONFIDENTIAL
---------------------------------

NOTE: - This Agreement constitutes A PRINCIPAL STATEMENT OF MAIN PARTICULARS OF EMPLOYMENT, as required and in accordance with the Employment Protection (Consolidation) Act 1978 and the Trade Union Reform and Employment Rights Act 1993, governing an employer's obligation to inform employees of the conditions applicable to the contract of employment relationship.

An Agreement between Rapiscan Security Products Limited of Unit B1, The Fleming Centre, Fleming Way, Crawley, West Sussex, RH10 2NN (hereinafter termed "the Company"), and Mr Anthony Sigmund Crane c/o International Aeradio Emirates, PO Box 9197, Dubai, U A E (hereinafter termed "the Employee").

Within this Agreement "Parent Company" shall for the time being mean Opto Sensors Inc, 12525 Chadron Avenue, Hawthorne, California 90250 and "Associated Company" shall encompass the organisation known as Rapiscan Security Product Inc, 2830 Temple Avenue, Long Beach, California 90806.

It is agreed between the parties as follows:

1.   Occupation and Location
     -----------------------
     a. The Employee shall serve the Company as Regional Sales Director, Middle East, to be based in Dubai and operating throughout the Middle East as appropriate to serve the best interests of the Company.

     b. No normal place of work is defined and the Company's registered place of business is recorded as being the Company's address stated above.

     c. The Company shall have the right to employ the Employee through a parent, associated or subsidiary company.

     d. The Employee shall be required to work in any other capacity reasonably within the scope of his activities. The Employee may be required to carry out the training of local nationals or other staff as a fundamental component of the Employee's activities without giving rise to a change in the Employee's defined job description or entitling the Employee to additional salary.

2.   Requirement to Work Outside the United Kingdom
     ----------------------------------------------
     a. It is the intention of both parties that the Employee, based in and working from Dubai, United Arab Emirates, shall serve the Company for a period of at least five years with effect from 1st January 1994.

     b. Either party may, however, at any stage give to the other a minimum of six Gregorian calendar months notice in writing that the Employee shall return to be domiciled in the United Kingdom and continue employment with the Company. Under these circumstances terms and conditions of employment to be negotiated to the mutual satisfaction of both parties, but which terms and conditions of employment would be different from those contained within this Agreement.

                                                                       Cont/....

3.  Commencement of Employment
    --------------------------
    Initial employment with the company commenced on 30th November 1980, from when the period of continuous employment counts for reckonable purposes.


4.  Level of Remuneration
    ---------------------
    The Employee will be paid a salary of 151,998 Dhs per annum, revised from time to time, to be paid monthly in arrears. Entitlement to salary shall accrue from day to day. United Kingdom National Insurance contributions shall be deducted by the Employer at source.


5.  Hours of Work
    -------------
    The Employee's normal working week will be a maximum of 48 hours, exclusive of travelling time, although, on occasions, it will be necessary to work additional hours as necessary to satisfactorily complete the work in hand and achieve agreed targets. No overtime is paid, although time off in lieu may be granted in respect of excessive hours worked.



6.  Motor Vehicle
    -------------
    The Company will supply a fully financed car in Dubai, at up to a cost of 1,750 Dhs per month, for the Employee's personal and business use, including funding the costs involved with all reasonable mileage.

7.  Accommodation
    ------------
    a. Whilst based in Dubai, the Company shall supply such accommodation for the Employee, his spouse and dependant children up to a cost of 45,000 Dhs per annum.

    b. The Employee agrees to treat the accommodation and furnishings provided in a proper manner and undertakes to meet the cost of any damage caused (fair wear and tear excepted).

    c. The cost of electricity, gas and mains water will normally by met by the Company, although the Company reserves the right to charge the employee for the supply of these utilities.

    d.   The Employee shall be responsible for his own catering arrangements.

8.  Travel and Expenses
    -------------------
    a. The Company will meet the costs of travel for the Employee, his spouse and immediate dependant children between Dubai and the United Kingdom at the termination of the Employee's stay in Dubai, howsoever caused. This entitlement will be forfeited if it is not exercised within one calendar month.

    b. The Company will meet the costs of travel for the Employee, his spouse and immediate dependent children between Dubai and another location should the Employee be required to relocate to another country at the Company's request.


                                                                       Cont/....

    c. The Company will not be responsible for any costs of travel, excepting business travel, or for any other costs incurred within the United Kingdom or Dubai, whether associated with engagement, leave or repatriation, other than as set out elsewhere within this Agreement.

9.  Leave Entitlement
    -----------------
    The Employee shall be entitled to 56 days paid holiday per annum, inclusive of any local public holidays in the United Arab Emirates.

10. Leave Travel
    ------------
    a. The Employee shall be supplied with airline tickets to facilitate leave travel to the United Kingdom on one occasion each twelve months for himself, his spouse and immediate dependant children.

    b. There will be no entitlement to cash in lieu of any unused leave travel tickets.

    c. The travel class adopted will be Economy and the type of ticket issued will be at the Company's discretion on an airline nominated by the Company.

    d. The Employee agrees to ensure that leave travel visits to the United Kingdom coincide with business travel visits to the United Kingdom wherever possible.

11. Baggage
    -------
    a. On the occasion of relocation to another country at the Company's request or on the occasion of final repatriation to the United Kingdom, the Company will meet the transportation costs of one consignment of unaccompanied freight sent by air (maximum weight/space 200 kg or 2 cubic metres) and one consignment of unaccompanied freight by sea (maximum 500 kg). These limits apply to personal belongings only and exclude any office equipment owned by the Company.

    b.  The Company will not accept any costs in respect of excess baggage.

12. Children's Education
    --------------------
    Upon supply to the Company of receipted invoices which meet with the Company's satisfaction and approval, 60.0% of the cost of school fees incurred by the Employee in respect of the education in Dubai of dependant children shall be reimbursed by the Company, subject to a maximum of 10,000 Dhs during the twelve months commencing 1st January 1994. These amounts shall be the subject of negotiation annually between the Company and the Employee in the light of the circumstances of the Employee's children's education and associated costs then prevailing.

13. Medical Examination
    -------------------
    The Employee agrees to undergo a medical examination with a Medical Officer nominated by the Company, if ever so requested.

14. Medical Expenses
    ----------------
    a. Medical insurance cover shall be supplied by the Company in respect of the Employee, his spouse and immediate dependant children, utilising covered supplied by the Medicaire medical insurance company.

                                                                        Cont/...

    b. Any essential medical treatment for the Employee will be paid for by the Company whilst he is resident in Dubai, but not during any period of leave (except for leave periods in the United Kingdom or Dubai). All costs of any dental treatment will be the Employee's responsibility.

    c. In the event that any medical treatment is arranged outside of Dubai, any costs involved will be the Employee's responsibility.

    d. The Employee is required to undergo such inoculations, vaccinations and preventive medical treatment as the Company, in consultation with its medical advisers, shall require.

    e. In the event that the Employee is prevented from working on the Company's behalf due to medical incapacity payment of salary will be maintained by the Company for up to a maximum of six months full pay and thereafter at the Company's sole discretion.

15. Pension
    -------
    The Employee shall retain UK membership of the Company's Pension Scheme, making personal contributions, currently at the level of 4.0% of gross earnings.

16. Normal Retirement Age
    ---------------------
    Normal Retirement Age is 63 years. In the absence of other formal written advice being issued it shall be deemed that notice of termination of employment under this heading has been issued to the Employee twelve weeks ahead of his 63rd birthday.

17. Termination of Employment
    -------------------------
    a. This Agreement may be terminated by three months notice in writing on either side. Such a communication issued to the Company should be sent by registered mail to the Company's registered office. Written notice issued by the Company shall be given to the Employee personally or sent by first class mail to his last known place of residence.

        The Company reserves the right to make a payment in lieu of notice.

    b. Notwithstanding point a. above, the Company may summarily dismiss or suspend the Employee from his duties without pay and allowances, including any terminal gratuity, if the Employee should:

        i. Fail to obtain or have withdrawn any necessary visas or work permits as may be required, as a result of his own negligence or actions;

        ii.   Wilfully neglect the interests of the Company;

        iii. Drink spirituous or intoxicating liquors or take or use drugs to such extent as the Company may deem excessive or as likely to incapacitate the Employee, or the prevent him from properly performing his duties;

        iv. Be guilty of misconduct or any conduct which is likely to be prejudicial to the interests of the Company;

                                                                        Cont/...

        v. Be absent from duty without leave or any other valid reason, or be absent through illness for an aggregate period exceeding six Gregorian calendar months in any consecutive period of twelve Gregorian calendar months;

        vi. Become, through his own fault (which shall include refusal or failure to undergo preventive treatment advised by the Medical Officer nominated by the Company) sick or disabled or otherwise unable properly to perform his duties or to do so without being a nuisance or menace to his fellow employees (a certificate from a properly qualified medical practitioner approved by the Company being sufficient evidence);

        vii.  Engage in any black market activities;

        viii. Seriously offend against the laws or social customs of the country in which the Employee is employed;

        ix. Refuse to undergo vaccinations, inoculations or other medical treatment which has been specified at any time by the Company's medical adviser;

        x. Seriously or persistently breach the Terms and Conditions of the Employee's employment.

    c. The Employee undertakes at the time when his employment terminates to furnish the Company, prior to his return to the United Kingdom, with a list of all of his outstanding debts and the Company shall be entitled to recover from the Employee whether by deduction from amounts owed to the Employee or otherwise, any sums which the Company may at its discretion, pay in settlement of any outstanding debts the Employee has incurred in the employment location. The Employee will be required to enter into a separate written agreement covering this topic.

    d. Should this contract be terminated for any reason the Employee shall deliver to the Company all books, documents, papers, materials and other property of the Company or any of its parent, associated or subsidiary companies in the Employee's possession or under his control.

18. Restrictive Covenants
    ---------------------
    a.  The Employee shall not at any time after the end of his employment:

        i. Represent himself as being in any way connected with or interested in the business of the Company or its parent, associated or subsidiary companies;

        ii. Either on his own account or for any other person, firm or company, solicit, interfere with or endeavour to entice away from the Company or any of its parent, associated or subsidiary companies any employee of the Company or its parent, associated or subsidiary companies.

    b. The Employee shall not (without the previous consent in writing of a member of Executive Management of the Company) for the period of twelve months after the end of his employment with the Company, either on his own account or for any other person, firm or company, solicit or endeavour to entice away from the Company or any of its parent, associated or subsidiary companies, any person, firm or company who or which in the preceding two years shall have been a customer or in the habit of dealing with the Company or any of its parent, associated or subsidiary companies.

19. Exclusive Employment
    --------------------
    Employment with the Company excludes employment with any other organisation or person. The Employee may not accept additional employment from others, with or without remuneration, unless prior written permission has been obtained from the Company.

                                                                        Cont/...

    Such permission will only be granted where the circumstances are totally acceptable to the Company and where there can be no possible adverse effects on either the Company or the Employee's employment with the Company.

20. Confidentiality
    ---------------
    Except as authorised by the Company in writing or upon the order of a court of competent jurisdiction the Employee shall keep secret and shall not, at any time (both during the period of his employment and after its termination for any reason whatsoever) use for the Employee's or another's advantage, or reveal to any person, any of the trade secrets or confidential operations, processes or dealings or any secret or confidential information concerning the organisation, business or finance of the Company, or its customers or any of the Company's parent, associated or subsidiary companies to which the Employee is seconded or from whom he takes instructions, so far as they shall have come to his knowledge during his employment with the Company or any parent, associated or subsidiary companies or organisations to whom the Employee is seconded or from whom he takes instructions.



21. Jurisdiction
    ------------
    This contract shall be governed by English law and both parties accept that the English courts shall have exclusive jurisdiction (both during the period of the Employee's period of this employment and following its termination for any reason whatsoever) to hear claims arising out of this contract, the employment or its termination.

Signed: /s/ Illegible                   Date: 10-5-94
       ---------------------------------     -------------------------
           For and on behalf of Rapiscan Security Products Limited



Signed: /s/ A S Crane                   Date: 10-5-94
       ---------------------------------     -------------------------
           Mr A S Crane Employee.

Undertaking by Mr A S Crane

I hereby undertake at the time when my employment with Rapiscan Security Products Limited terminates, to furnish to the Company, prior to my return to the United Kingdom, a list of all of the outstanding debts incurred by me associated with my employment by the Company.

I understand that the Company shall be entitled to recover from me any sums which the Company, at its discretion, pay in settlement of any outstanding debts that I may have incurred.

I hereby give permission for any such sum, or balance outstanding thereof, to be deducted by the Company from any monies due to me, including salary payments, in accordance with the terms of the Wage Act 1986.



Signed: /s/ A S Crane                            Date: 10-5-95
       ------------------------------------------     ---------------------
        A S Crane